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                                                           EXHIBIT 23.2

                           CONSENT OF COMPANY COUNSEL

          I hereby consent to the reference to Company counsel in the "Commitments and Contingencies" note to the financial statements in the Company's 1994 Annual Report to shareowners and incorporated in the Company's Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 2-90152, 33-13197, 33-21030,
        33-39704, 33-39705, 33-39706, 33-39707, 33-49717, 33-53363,
        33-53365 and 33-53367) and on Form S-3 (No. 33-46845). In
        giving this consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                          RICHARD W. DUESENBERG
                          RICHARD W. DUESENBERG
                          General Counsel
                          Monsanto Company

        Saint Louis, Missouri
        March 17, 1995

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